CHANGE IN CONTROL AGREEMENT

     THIS AGREEMENT is made as of the 18th day of July, 2000, among QNB CORP. ("Corporation"), a Pennsylvania business corporation having a place of business at 10 North Third Street, Quakertown, Pennsylvania 18951, THE QUAKERTOWN NATIONAL BANK ("Bank") a national banking association having a place of business at 10 North Third Street, Quakertown, Pennsylvania 18951, and ROBERT C. WERNER ("Executive"), an individual residing at 170 Hawthorne Lane, Phoenixville, Pennsylvania 19460.

                                   WITNESSETH:

     WHEREAS, the Corporation is a registered bank holding company;

     WHEREAS, the Bank is a subsidiary of the Corporation;

     WHEREAS, Corporation and Bank desire to continue to retain Executive to serve in the capacity of Executive Vice President and Chief Operating Officer of Bank under the terms and conditions set forth herein;

     WHEREAS, Executive desires to continue to serve the Corporation and Bank in an executive capacity under the terms and conditions set forth herein.

                                   AGREEMENT:

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. EMPLOYMENT. Executive is employed by Corporation and Bank on an "at will" basis and there is no employment agreement between them. This Agreement is granted by Corporation and Bank in order to set forth terms and conditions between Corporation, Bank and Executive in the event of a Change in Control as defined herein.

2. RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT FOLLOWING CHANGE IN CONTROL. If Executive's employment is terminated by Corporation or Bank other than for Cause (as defined below) on or before the three (3) year anniversary of the date of a Change in Control (as defined below), then Corporation or Bank shall pay to Executive, in lieu of any other severance benefits to which Executive may be entitled, an amount equal to the product of (a) the average annual aggregate compensation paid by Corporation and Bank to Executive and includible in the Executive's gross income for federal income tax purposes during the five (5) calendar years preceding the taxable year in which the date of the termination occurs, multiplied by (b) 2, such payment to be made in a lump sum on or before the fifth day following the date of termination and shall be subject to applicable taxes and withholdings. However, if the lump sum payment under this paragraph 2, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue


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     Code of 1986, as amended (the "Code"), such payment shall be reduced to the extent necessary to avoid such excise tax imposition. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, the Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G. The determination of any reduction in the lump sum payment under this paragraph 2 pursuant to the foregoing provisions shall be made by Corporation's independent auditors.

3. TERMINATION OF EMPLOYMENT FOR CAUSE. For purposes of this Agreement, termination for "Cause" shall mean any of the following:

     (a) Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive for a period of twenty (20) consecutive days or more;

     (b) Executive's willful or intentional failure to follow the good faith lawful instructions of the Board of Directors of Corporation or Bank with respect to its operations, after written notice from Corporation or Bank and a failure to cure such violation within twenty (20) days of said written notice;

     (c) Executive's willful or intentional failure to substantially perform Executive's duties to Corporation or Bank, other than a failure resulting from Executive's incapacity because of physical or mental illness, after written notice from Corporation or Bank and a failure to cure such violation within twenty (20) days of said written notice;

     (d) dishonesty or negligence by the Executive in the performance of his duties;

     (e) Executive's violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority;

     (f) conduct on the part of the Executive as determined by an affirmative vote of seventy percent (70%) of the disinterested members of the Board of Directors of Corporation and Bank which brings public discredit to Corporation or Bank; or

     (g)  Executive's breach of fiduciary duty involving personal profit.

4. CHANGE IN CONTROL DEFINED. As used in this Agreement, "Change in Control" shall mean the occurrence of any of the following:

     (a)  (i) a merger, consolidation or division involving Corporation or Bank,
          (ii) a sale, exchange, transfer or other disposition of substantially all of the assets of Corporation or Bank, or (iii) a purchase by Corporation or Bank of substantially all of the assets of another entity, unless (y) such merger, consolidation, division, sale, exchange, transfer, purchase or disposition is approved in advance by seventy percent (70%) or more of the members of the Board of Directors of Corporation or Bank who are not interested in the transaction and

          (z) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity's parent corporation, if any, are former members of the Board of Directors of Corporation or Bank; or

     (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than Corporation or Bank or any "person" who on the date hereof is a director or officer of Corporation or Bank is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Corporation or Bank representing twenty-five (25%) percent or more of the combined voting power of Corporation or Bank's then outstanding securities, or

     (c) during any period of two (2) consecutive years during the term of Executive's employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Corporation or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

     (d) any other change in control of Corporation and Bank similar in effect to any of the foregoing.

5. DATE OF CHANGE IN CONTROL DEFINED. For purposes of this Agreement, the date of Change in Control shall mean:

     (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five (25%) or more of the Bank or Corporation's voting securities, or

     (b) the date of the closing of an Agreement, transferring all or substantially all of the Bank or Corporation's assets, or

     (c) the date on which a merger, consolidation or business combination is consummated, as applicable, or

     (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or the Corporation under paragraph 4(b) above, cease to be a majority.

6. NO EMPLOYMENT CONTRACT. This Agreement is not an employment contract. Nothing contained herein shall guarantee or assure Executive of continued employment by Corporation or Bank. Rather, Corporation's and Bank's obligations to Executive hereunder shall arise only if Executive continues to be employed by Corporation and Bank in his present or in a higher capacity and then only in the event the conditions described herein for payment to Executive have been met.

7. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Corporation and Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear their own attorney's fees, costs, and necessary disbursements.

9. ENTIRE AGREEMENT. This Agreement supersedes any and all understandings and agreements, either oral or in writing, between the parties with respect to any severance that may become due as a result of or in connection with a Change in Control. This Agreement contains all the covenants and agreements between the parties with respect to any severance that may become due as a result of or in connection with a Change in Control.

10. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of Corporation, Bank and Executive, and their respective successors, assigns, heirs and personal representatives.

11. ARBITRATION. Corporation, Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Philadelphia, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Corporation, Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Corporation and Bank and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Corporation, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

12. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

14. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                                     QNB CORP.


/s/ Charles M. Meredith, III                By /s/ Thomas J. Bisko
--------------------------------------        ----------------------------------
Charles M. Meredith, III, Secretary                Thomas J. Bisko, President


                                            THE QUAKERTOWN NATIONAL BANK


/s/ Charles M. Meredith, III                By /s/ Thomas J. Bisko
--------------------------------------        ----------------------------------
Charles M. Meredith, III, Secretary                Thomas J. Bisko, President


WITNESS:


/s/ Ann B. Gaspar                             /s/  Robert C. Werner
--------------------------------------        ----------------------------------
Ann B. Gaspar                                      Robert C. Werner, Executive